                                                                    EXHIBIT 99.1

PROXY                     KENT ELECTRONICS CORPORATION                     PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, JUNE 6, 2001
                           10:00 A.M., HOUSTON TIME

                                   CHASE TOWER
                          600 TRAVIS STREET, SUITE 2500
                              HOUSTON, TEXAS 77002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of KENT ELECTRONICS CORPORATION (the "Company")
hereby constitutes and appoints Larry D. Olson and Stephen J. Chapko, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of the common stock of the Company standing in the undersigned's name on the books of the Company, at the special meeting of shareholders to be held at 10:00 a.m., Houston time, at Chase Tower, 600 Travis
Street, Suite 2500, Houston, Texas 77002, on Wednesday, June 6, 2001, or at any
adjournment thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instruction marked on the reverse side on the proposal to approve and adopt the amended and restated agreement and plan of merger by and between Avnet, Inc.
and Kent Electronics Corporation, BUT, IF NO INSTRUCTION IS MARKED ON THE
REVERSE SIDE, TO VOTE FOR APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN
OF MERGER, and (ii) to vote in the said proxies' discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting).

The undersigned hereby acknowledges receipt of the notice of meeting and the proxy statement/prospectus dated April 26, 2001, relating to the special meeting of shareholders. The amended and restated agreement and plan of merger being voted on at the special meeting is attached to the proxy statement/prospectus as
Appendix A.

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued - To Be Signed On Reverse Side)

================================================================================

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 1:

   To approve and adopt the amended and        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
   restated agreement and plan of merger
   dated as of March 21, 2001, by and between
   Avnet, Inc. and Kent Electronics
   Corporation, in the form attached as
   Appendix A to the Proxy Statement /
   Prospectus dated April 26, 2001.

2. In their discretion, to take action on      [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
   such other matters as may properly come
   before the Special Meeting of
   Shareholders or any adjournment(s)
   thereof.

================================================================================

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED "FOR" PROPOSAL 1 AND WILL GRANT THE PROXIES THE RIGHT TO VOTE IN
THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING. All prior proxies are hereby revoked.

                                          ______________________________________

                                          ______________________________________
                                                            Signature(s)

                                          Dated __________________________, 2001

                                          Please sign exactly as your name(s)
                                          appear(s) on this Proxy. If held by
                                          more than one owner, each owner must
                                          sign. Trustees, administrators, etc.
                                          should include full title. A
                                          corporation should provide its full
                                          name and the title of the authorized
                                          officer signing this Proxy.

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         PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.
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